Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2018 RESULTS
- Delivering on All Facets of Balanced Business Plan -

NEW YORK, JULY 30, 2018 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and six months ended June 30, 2018. For the three months ended June 30, 2018 and 2017, net income attributable to common stockholders was $0.26 per diluted share and $0.25 per diluted share, respectively.

Key highlights for the three months ended June 30, 2018 include:

•	Executed 2.1 million square feet of new and renewal leases at comparable rent spreads of 14.3%, including 1.0 million square feet of new leases at comparable rent spreads of 28.7%

•	Executed 3.4 million square feet of total leasing volume, including options, at comparable rent spreads of 11.2%

•	Increased total leased occupancy to 92.5%, driven primarily by a 70 basis points sequential improvement in small shop occupancy to 85.1%

◦	Reported widest leased to billed total occupancy spread since IPO of 310 basis points

•	Generated same property NOI growth of 1.4%

•
Grew total in process reinvestment pipeline to $329.5 million, adding $44.6 million of pre-leased projects at an average expected incremental NOI yield of 13%, including the first phase of a major redevelopment at Wynnewood Village in Dallas, Texas

•	Closed on $216.5 million of dispositions, including four assets totaling $77.2 million closed subsequent to quarter end, with more than $350.0 million of additional dispositions under contract

•	Acquired two adjacencies at existing centers for $7.3 million, repurchased $3.5 million of common stock and repaid all remaining 2018 scheduled debt maturities

•	Affirmed previously provided NAREIT FFO per diluted share and same property NOI growth expectations for 2018

“I’m very pleased to report that we continue to execute on all facets of our balanced plan for growth by delivering sector leading leasing volumes and spreads, growing our value enhancing reinvestment pipeline and accelerating capital recycling of non-core assets at attractive pricing, while maintaining outstanding capital flexibility,” commented James Taylor, Chief Executive Officer and President. “We are clearly delivering value now.”

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended June 30, 2018 and 2017, net income attributable to common stockholders was $80.4 million, or $0.26 per diluted share, and $75.4 million, or $0.25 per diluted share, respectively.

•
For the six months ended June 30, 2018 and 2017, net income attributable to common stockholders was $141.4 million, or $0.47 per diluted share, and $147.0 million, or $0.48 per diluted share, respectively.

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NAREIT FFO

•
For the three months ended June 30, 2018 and 2017, NAREIT FFO was $154.3 million, or $0.51 per diluted share, and $161.9 million, or $0.53 per diluted share, respectively. Results for the three months ended June 30, 2018 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($1.1) million, or ($0.00) per diluted share. Results for the three months ended June 30, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($1.5) million, or ($0.00) per diluted share.

•
For the six months ended June 30, 2018 and 2017, NAREIT FFO was $309.1 million, or $1.02 per diluted share, and $323.4 million, or $1.06 per diluted share, respectively. Results for the six months ended June 30, 2018 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($1.8) million, or ($0.01) per diluted share. Results for the six months ended June 30, 2017 include litigation and other non-routine legal expenses and other items that impact FFO comparability of ($3.0) million, or ($0.01) per diluted share.

Same Property NOI Growth

•	Same property NOI for the three months ended June 30, 2018 increased 1.4% from the comparable 2017 period.
◦Same property base rent for the three months ended June 30, 2018 contributed 160 basis points to same property NOI growth.

•	Same property NOI for the six months ended June 30, 2018 increased 1.1% from the comparable 2017 period.
◦Same property base rent for the six months ended June 30, 2018 contributed 150 basis points to same property NOI growth.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.275 per common share (equivalent to $1.10 per annum) for the third quarter of 2018.

•	The dividend is payable on October 15, 2018 to stockholders of record on October 5, 2018, representing an ex-dividend date of October 4, 2018.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended June 30, 2018, the Company completed four value enhancing reinvestment projects and added 12 new reinvestment opportunities to its in process pipeline. Projects added include eight anchor space repositioning projects, three outparcel development projects and one redevelopment project, with a total aggregate net estimated cost of approximately $44.6 million at an expected average incremental NOI yield of 13%.

•
At June 30, 2018, the value enhancing reinvestment in process pipeline was comprised of 56 projects with an aggregate net estimated cost of approximately $329.5 million. The in process pipeline includes 31 anchor space repositioning projects with an aggregate net estimated cost of approximately $111.3 million at expected average incremental NOI yields of 9 to 14%; 11 outparcel development projects with an aggregate net estimated cost of approximately $17.5 million at an expected average incremental NOI yield of 13%; one new development project with a net estimated cost of approximately $39.3 million at an expected NOI yield of 9%; and 13 redevelopment projects with an aggregate net estimated cost of approximately $161.4 million at an expected average incremental NOI yield of 9%.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Dispositions

•
During the three months ended June 30, 2018, the Company generated approximately $139.3 million of gross proceeds on the disposition of ten assets, including one partial property, comprised of 1.7 million square feet.

•
During the six months ended June 30, 2018, the Company generated approximately $245.7 million of gross proceeds on the disposition of 17 assets, including two partial properties, comprised of 2.9 million square feet.

•
Subsequent to June 30, 2018, the Company generated approximately $77.2 million of gross proceeds on the disposition of four assets, including one partial property, comprised of 0.4 million square feet, and currently has more than $350.0 million of additional dispositions under contract.

Acquisitions

•
During the three months ended June 30, 2018, the Company acquired land adjacent to an existing center and terminated a ground lease and acquired the associated building at an existing center for a combined purchase price of $7.3 million.

•
During the three months ended June 30, 2018, the Company repurchased 0.2 million shares of common stock under the program at an average price per share of $14.47 for a total of approximately $3.5 million, excluding commissions. Since inception of the share repurchase program in December 2017, the Company has repurchased 2.5 million shares of common stock at an average price per share of $15.70 for a total of approximately $39.1 million, excluding commissions.

CAPITAL STRUCTURE

•
During the three months ended June 30, 2018, the Company prepaid $135.0 million of its Tranche A Term Loan maturing July 31, 2018 and, as a result, the Company has no remaining scheduled debt maturities in 2018.

•	In addition, the Company’s net principal debt to cash adjusted EBITDA declined to 6.7x from 6.9x at December 31, 2016.

GUIDANCE

•	The Company is affirming its previously provided NAREIT FFO per diluted share and same property NOI growth expectations for 2018.

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, July 31, 2018 at 10:00 AM ET. To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 4880143). The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. Participants who do not wish to be interrupted to have their information gathered may have Chorus Call dial out to them by clicking here, filling in the information and pressing the green phone button at the bottom. A replay of the teleconference will be available through midnight ET on August 14, 2018 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10120169) or via the web through July 31, 2019 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NON-GAAP DISCLOSURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. The Company’s computation of these non-GAAP measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis.

The Company believes NAREIT FFO assists investors in analyzing Brixmor’s comparative operating and financial performance because, by excluding (i) gains and losses related to dispositions of previously depreciated operating properties, (ii) real estate-related depreciation and amortization of continuing operations, (iii) impairment of operating properties and real estate equity investments, (iv) extraordinary items, and (v) after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operating performance of a company’s real estate between periods.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development), as total property revenues ((i) base rent, ancillary and other, (ii) expense reimbursements, and (iii) percentage rents) less direct property operating expenses ((i) operating costs, (ii) real estate taxes, and (iii) provision for doubtful accounts). Same property NOI excludes (i) corporate level income (including management, transaction, and other fees), (ii) lease termination fees, (iii) straight-line rental income, (iv) amortization of above- and below-market rent and tenant inducements, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance entity.

The Company believes same property NOI assists investors in analyzing Brixmor’s comparative operating and financial performance because it eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of a company’s real estate between periods.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Cash Adjusted EBITDA
Cash adjusted EBITDA is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. EBITDA is calculated as the sum of net income (loss) presented in accordance with GAAP before (i) interest expense, (ii) federal and state taxes, and (iii) depreciation and amortization. EBITDAre represents EBITDA as adjusted for (i) gain (loss) on disposition of operating properties and (ii) impairment of real estate assets and real estate equity investments. Adjusted EBITDA represents EBITDAre as adjusted for (i) gain (loss) on extinguishment of debt and (ii) other items that the Company believes are not indicative of the Company's operating performance. Cash Adjusted EBITDA represents Adjusted EBITDA as adjusted for (i) straight-line rental income, (ii) amortization of above- and below-market leases and tenant inducements and (iiI) straight-line ground rent expense.

The Company believes cash adjusted EBITDA assists investors in analyzing Brixmor’s ability to meet various coverage tests because it excludes various items that the Company believes are not indicative of its operating performance.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 471 retail centers comprise approximately 80 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to more than 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	6/30/18	12/31/17
Assets
Real estate
Land	$1,928,473	$1,984,309
Buildings and tenant improvements	7,913,020	8,063,871
Construction in progress	76,695	81,214
Lease intangibles	737,391	792,097
	10,655,579	10,921,491
Accumulated depreciation and amortization	(2,402,498)	(2,361,070)
Real estate, net	8,253,081	8,560,421
Cash and cash equivalents	53,418	56,938
Restricted cash	48,206	53,839
Marketable securities	31,226	28,006
Receivables, net of allowance for doubtful accounts of $17,426 and $17,205	219,992	232,111
Deferred charges and prepaid expenses, net	147,321	147,508
Other assets	97,303	75,103
Total assets	$8,850,547	$9,153,926

Liabilities
Debt obligations, net	$5,483,354	$5,676,238
Accounts payable, accrued expenses and other liabilities	510,222	569,340
Total liabilities	5,993,576	6,245,578

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,117,724 and 304,947,144 shares issued and 302,627,414 and 304,620,186 shares outstanding	3,026	3,046
Additional paid-in capital	3,300,636	3,330,466
Accumulated other comprehensive income	28,363	24,211
Distributions in excess of net income	(475,054)	(449,375)
Total equity	2,856,971	2,908,348
Total liabilities and equity	$8,850,547	$9,153,926

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/18	6/30/17	6/30/18	6/30/17

Revenues
Rental income	$243,987	$253,777	$487,332	$503,398
Expense reimbursements	67,363	67,039	138,241	140,229
Other revenues	1,680	2,002	4,632	4,997
Total revenues	313,030	322,818	630,205	648,624

Operating expenses
Operating costs	33,881	33,025	69,371	70,450
Real estate taxes	44,947	44,064	90,672	90,531
Depreciation and amortization	91,334	96,870	181,717	190,801
Provision for doubtful accounts	949	1,757	3,364	2,807
Impairment of real estate assets	11,927	10,632	27,829	16,318
General and administrative	21,320	23,248	43,746	44,205
Total operating expenses	204,358	209,596	416,699	415,112

Other income (expense)
Dividends and interest	104	85	200	158
Interest expense	(55,200)	(57,443)	(110,371)	(113,174)
Gain on sale of real estate assets	28,262	20,173	39,710	28,978
Loss on extinguishment of debt, net	(291)	(78)	(423)	(1,340)
Other	(1,185)	(684)	(1,238)	(1,391)
Total other expense	(28,310)	(37,947)	(72,122)	(86,769)

Income before equity in income of unconsolidated joint venture	80,362	75,275	141,384	146,743
Equity in income of unconsolidated joint venture	—	163	—	350
Net income	80,362	75,438	141,384	147,093
Net income attributable to non-controlling interests	—	—	—	(76)
Net income attributable to Brixmor Property Group Inc.	80,362	75,438	141,384	147,017
Preferred stock dividends	—	(39)	—	(39)
Net income attributable to common stockholders	$80,362	$75,399	$141,384	$146,978

Per common share:
Net income attributable to common stockholders:
Basic	$0.27	$0.25	$0.47	$0.48
Diluted	$0.26	$0.25	$0.47	$0.48
Weighted average shares:
Basic	302,776	304,914	303,468	304,743
Diluted	302,934	305,115	303,614	305,125

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/18	6/30/17	6/30/18	6/30/17

Net income	$80,362	$75,438	$141,384	$147,093
Gain on disposition of operating properties	(28,262)	(20,173)	(39,710)	(28,978)
Depreciation and amortization- real estate related- continuing operations	90,236	95,939	179,588	188,941
Depreciation and amortization- real estate related- unconsolidated joint venture	—	39	—	56
Impairment of operating properties	11,927	10,632	27,829	16,318
NAREIT FFO	$154,263	$161,875	$309,091	$323,430

NAREIT FFO per share/OP Unit - diluted	$0.51	$0.53	$1.02	$1.06
Weighted average shares/OP Units outstanding - basic and diluted	302,934	305,115	303,614	305,125

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$(604)	$(1,427)	$(1,188)	$(1,670)
Loss on extinguishment of debt, net	(291)	(78)	(423)	(1,340)
Transaction expenses	(166)	—	(199)	—
Total items that impact FFO comparability	$(1,061)	$(1,505)	$(1,810)	$(3,010)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$3,784	$6,836	$6,881	$12,087
Amortization of above- and below-market leases and tenant inducements, net (2)	7,083	7,022	13,138	14,483
Straight-line ground rent expense (3)	(30)	(32)	(60)	(73)

Dividends declared per share/ OP Unit	$0.275	$0.260	$0.550	$0.520
Share/OP Unit dividends declared	$83,223	$79,284	$166,500	$158,556
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	53.9%	49.0%	53.9%	49.0%

(1) Includes unconsolidated joint venture Montecito Marketplace straight-line rental income, net of $1 and $2 at pro rata share for the three and six months ended June 30, 2017, respectively. Montecito Marketplace was sold on August 8, 2017.

(2) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market leases and tenant inducements, net of $6 and $13 at pro rata share for the three and six months ended June 30, 2017, respectively. Montecito Marketplace was sold on August 8, 2017.

(3) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/18	6/30/17	Change	6/30/18	6/30/17	Change
Same Property NOI Analysis
Number of properties	466	466	—	465	465	—
Percent billed	89.4%	89.9%	(0.5%)	89.4%	89.9%	(0.5%)
Percent leased	92.4%	92.1%	0.3%	92.5%	92.1%	0.4%

Revenues
Base rent	$223,609	$220,076		$442,992	$436,324
Ancillary and other	4,519	3,744		8,348	7,176
Expense reimbursements	66,233	64,040		133,217	132,602
Percentage rents	1,672	1,864		4,598	4,749
	296,033	289,724	0.6%	589,155	580,851	2.5%
Operating expenses
Operating costs	(32,993)	(30,835)		(66,504)	(65,244)
Real estate taxes	(44,196)	(42,053)		(87,549)	(85,715)
Provision for doubtful accounts	(672)	(1,707)		(3,021)	(2,568)
	(77,861)	(74,595)	4.4%	(157,074)	(153,527)	2.3%
Same property NOI	$218,172	$215,129	1.4%	$432,081	$427,324	1.1%

Same property NOI excluding redevelopments (1)	$200,752	$199,055	0.9%	$397,938	$394,757	0.8%

NOI margin	73.7%	74.3%		73.3%	73.6%
Expense recovery ratio	85.8%	87.9%		86.5%	87.8%

Percent contribution to same property NOI growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$3,533	1.6%		$6,668	1.5%
Ancillary and other	775	0.4%		1,172	0.3%
Net recoveries	(2,108)	(1.0%)		(2,479)	(0.6%)
Percentage rents	(192)	(0.1%)		(151)	(0.0%)
Provision for doubtful accounts	1,035	0.5%		(453)	(0.1%)
		1.4%			1.1%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI	$218,172	$215,129		$432,081	$427,324
Adjustments:
Non-same property NOI	3,879	12,393		12,862	27,652
Lease termination fees	365	2,575		1,896	3,241
Straight-line rental income, net	3,784	6,835		6,881	12,085
Amortization of above- and below-market leases and tenant inducements, net	7,083	7,016		13,138	14,470
Fee income	—	56		—	137
Straight-line ground rent expense	(30)	(32)		(60)	(73)
Depreciation and amortization	(91,334)	(96,870)		(181,717)	(190,801)
Impairment of real estate assets	(11,927)	(10,632)		(27,829)	(16,318)
General and administrative	(21,320)	(23,248)		(43,746)	(44,205)
Total other expense	(28,310)	(37,947)		(72,122)	(86,769)
Equity in income of unconsolidated joint venture	—	163		—	350
Gain on disposition of unconsolidated joint venture interest	—	—		—	—
Net income attributable to non-controlling interests	—	—		—	(76)
Preferred stock dividends	—	(39)		—	(39)

Net income attributable to common stockholders	$80,362	$75,399		$141,384	$146,978

(1) Redevelopments include only in process projects and projects completed in the last comparable period. See Supplemental Disclosure for reconciliation.

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